UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 29, 2024

Date of report (date of earliest event reported)

Greenwave Technology Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41452	46-2612944
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4016 Raintree Road, Suite 300

Chesapeake, VA 23321

(Address of principal executive offices) (Zip Code)

(800) 490-5020

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GWAV	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 29, 2024, Greenwave Technology Solutions, Inc., a Delaware corporation (the “Company”), entered into an exchange agreement with DWM Properties LLC (the “Holder”), whereby the Company and Holder agreed to exchange $10,000,000 of that certain Secured Promissory Note, dated July 31, 2023, issued by the Company to the Holder for shares of the Company’s newly created Series D Convertible Preferred Stock (the “Preferred Stock”). The Preferred Stock is convertible into the Company’s common stock at $0.204 per share, subject to adjustment as set forth therein, except the Preferred Stock is not convertible until such time as the currently outstanding senior secured indebtedness of the Company has been satisfied in full. In addition, the Company has the right to redeem the Preferred Stock in cash or shares of its Common Stock.

Inducement Warrant Terms

From March 18 to March 26, 2024, the Company issued 13,772,394 shares for the exercise of warrants for proceeds of $2,809,568. The Company issued 27,544,788 Inducement Warrants to the existing warrant holders who exercised during the inducement period. For more information, see the Company’s current report on Form 8-K filed on March 18, 2024.

Convertible Debt Conversions

From January 1 to March 20, 2024, the Company issued 10,864,690 shares for the conversion of convertible debt in the principal amount of $2,066,740. The shares underlying the debt were covered by a registration statement on Form S-3 (File No. 333-274293) declared effective by the U.S. Securities Exchange Commission on September 12, 2023.

Compliance with Nasdaq Equity Listing Requirement

As a result of the foregoing, the Company believes it has regained compliance with the minimum $2.5 million stockholders’ equity requirement and satisfies the minimum $5 million equity requirement for initial listing on The Nasdaq Capital Market. In that regard, the Company believes that as of the date of this Form 8-K filing, stockholders’ equity exceeds $5 million.

Item 3.02 Unregistered Sales of Equity Securities.

The Company issued the common stock issuable upon exercise of the Existing Warrants and issued the Inducement Warrants pursuant to the exemption from the registration requirements of the Securities Act available under Section 4(a)(2) and Rule 506(b) of Regulation D promulgated thereunder and intends to issue the Inducement Warrant Shares pursuant to the same exemption or pursuant to the exemption provided by Section 3(a)(9) of the Securities Act. The description of the Inducement Warrants under Item 1.01 of this Form 8-K is incorporated herein by reference. The form of the Inducement Warrant is filed as Exhibit 4.1 to this Form 8-K and is incorporated herein by reference.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the issuances of the Series D shares pursuant to the Exchange Agreement is incorporated by reference into this Item 3.02. The Series D shares issued in connection with the transactions contemplated by the Exchange Agreement were not registered under the Securities Act and were issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act.

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by this Item 3.03, the information set forth in Item 5.03 below is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Designations

On March 29, 2024, in connection with the Exchange Agreement, the Company filed the Certificate of Designations for the Series D Convertible Preferred Stock with the Secretary of State of the State of Delaware, creating a series of One Thousand (1,000) shares of preferred stock designated as Series D Convertible Preferred Stock (the “Series D”), with each Series D share with a par value of $0.001.

The foregoing summary of the material terms of the Series D COD is not complete and is qualified in its entirety by reference to the text of the Series D COD, a copy of which is filed herewith as Exhibit 3.1, the terms of which are incorporated herein by reference.

Item 9.01(d) Financial Statements and Exhibits

Exhibits.

Number
3.1	Certificate of Designations, Preferences and Rights of the Series D Convertible Preferred Stock.
10.1	Form of Exchange Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENWAVE TECHNOLOGY SOLUTIONS, INC.

By:	/s/ Danny Meeks
Name:	Danny Meeks
Title:	Chief Executive Officer

Date: April 1, 2024